                                                                     Exhibit 5.1

                          BROWN, WINICK, GRAVES, GROSS,
                       BASKERVILLE AND SCHOENEBAUM, P.L.C.
                                ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000  Marvin Winick            Alice Eastman Helle      Miranda L. Hughes        James S. Niblock
DES MOINES, IOWA 50309-2510   Richard W. Baskerville   Michael R. Blaser        Duane P. Hagerty         Ann Holden Kendell
                              Bruce Graves             Thomas D. Johnson        James A. Napier          Rebecca A. Brommel
TELEPHONE: (515) 242-2400     Steven C. Schoenebaum    Charles J. Krogmeier     Christine B. Long
FACSIMILE: (515) 283-0231     Harold N. Schneebeck     Christopher R. Sackett   Kelly D. Hamborg
                              Paul D. Hietbrink        Sean P. Moore            William E. Hanigan
URL: www.ialawyers.com        William C. Brown         Stuart I. Feldstein      Mary A. Ericson          Patents and Trademarks
                              Richard K. Updegraff     Nancy S. Boyd            Deborah J. Schmudlach      James A. Napier
Offices in:                   Jill Thompson Hansen     James L. Pray            Danielle K. Dixon
  Pella, Iowa                 Paul E. Carey            Brenton D. Soderstrum    Brian P. Rickert         Washington, D.C. Office
  Washington, D.C.            Douglas E. Gross         Fred L. Morris           Anna N. Evans              Brian Kennedy
                              John D. Hunter           Michael D. Treinen       Jeffrey L. Himrich
                              James H. Gilliam         Scott L. Long            Valerie D. Bandstra
                              Robert D. Andeweg        Ronni F. Begleiter       Alexander M. Johnson     Walter R. Brown (1921-2000)

                                                                                                            WRITER'S DIRECT DIAL NO.
                                                                                                                  (515) 242-2473
                                                                                                             WRITER'S E-MAIL ADDRESS
                                                                                                              hanigan@ialawyers.com

                               October 21, 2002

The Board of Directors
East Kansas Agri-Energy, L.L.C.
20477 S.W. Florida Road
Westphalia, Kansas 66093

     RE:  2002 Registration Statement

Dear Sirs:

In connection with the proposed offer and sale of up to 18,000 units of the membership interests (the "Membership Units") of East Kansas Agri-Energy, L.L.C. (the "Company"), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

     1.   The Company's Articles of Organization;
     2.   The Company's Operating Agreement;
     3. The Company's resolutions of the Board of Directors authorizing the issuance of units; and
     4. The Company's Registration Statement, as filed by East Kansas Agri-Energy, L.L.C. with the United States Securities and Exchange Commission on July 11, 2002.

In rendering our opinions we have relied upon, with the consent of the Company and its members: (i) the representations of the Company and its members and other representatives as set forth in the aforementioned documents only as to those factual matters that we were unable to ascertain ourselves; and (ii) certificates and assurances from public officials and from members and other representatives of the Company as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.

October 21, 2002
Page 2

We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law. We have confirmed that no attorney in this office that has provided legal services to the Company within the past six months has notice or knowledge of any misstatements or inaccuracies in the representation upon which we have relied.

The opinions expressed herein shall be effective only as of the date of this opinion letter. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.

Based on our examination and inquiry, we are of the opinion that, upon effectiveness of the Registration Statement, and when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), the Membership Units will be duly authorized, fully paid and non-assessable.

                                        Very truly yours,

                                        Bill Hanigan

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